SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

ITEX Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3326 160th Avenue SE, Suite 100, Bellevue, WA	98008
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 21, 2013, ITEX Corporation and U.S. Bank entered into an Amendment to the Revolving Credit Agreement and Note (the “Amendment”), to extend the maturity date of its revolving credit facility to November 30, 2014, with a maximum loan amount of $1.0 million. The line of credit facility was originally established with U.S. Bank on December 2, 2004. There is no current outstanding balance on the line of credit. In connection with the Amendment, ITEX paid a $1,250 loan fee.

The foregoing summary of the Amendment is qualified in its entirety by the terms and provisions of the Amendment. A copy of the Amendment is filed as Exhibit 10.1 to this report. The Revolving Credit Agreement was attached as Exhibit 10.1 to our current report on Form 8-K, filed November 12, 2009, and is incorporated by reference. The Business Security Agreement granting a security interest in specified Collateral (defined in the Security Agreement) to U.S. Bank to secure obligations under the Credit Agreement and Note was attached as Exhibit 10.2 to our current report on Form 8-K, filed July 6, 2005, and is incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment to Revolving Credit Agreement and Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation
(Registrant)

Date: November 22, 2013
	By:	/s/ Steven White
Steven White
Chief Executive Officer

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